EMPLOYMENT AGREEMENT
                         THIS AGREEMENT ["Agreement"] is
          made and entered into this 1ST day of APRIL, 1997, by and between AMVESTORS FINANCIAL CORPORATION [hereinafter referred to as "AmVestors"], AMERICAN INVESTORS LIFE INSURANCE COMPANY, INC. [hereinafter referred to as "American"], AMVESTORS INVESTMENT GROUP, INC. and AMERICAN INVESTORS SALES GROUP, INC., all Kansas corporations [the latter three hereinafter collective referred to as "Affiliates"], parties of the first part [hereinafter referred to as "Companies"], and RALPH W. LASTER JR. [hereinafter referred to as "Mr. Laster"], an individual, party of the second part.

                                   WITNESSETH:
                                              WHEREAS, Mr. Laster has been
          employed for many years by AmVestors and its affiliates and has been employed since 1988 as Chief Executive Officer and Chairman of the Board of AmVestors;

                                              and

                                              WHEREAS, Mr. Laster has also
          been employed by, associated with or has acted as a consultant to, and may in the future, at the request of AmVestors, be employed by, associated with or act as a consultant to, the affiliates of AmVestors; and

                                              WHEREAS, AmVestors desires to
          continue to have the benefit of Mr. Laster's knowledge and experience and considers such a vital element in protecting and enhancing the best interests of AmVestors and its shareholders and in providing management for AmVestors.
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                               NOW, THEREFORE, in
          consideration of the mutual agreements and conditions contained herein, the parties hereto agree as follows:
                                              1. FULL-TIME EMPLOYMENT OF
          EXECUTIVE.
                              a. DUTIES AND STATUS.
                                              (1) AmVestors hereby employs
          Mr. Laster as its Chairman of the Board of Directors and Chief Executive Officer and American hereby employs Mr. Laster as its President and Chief Executive Officer to provide certain services set forth herein and to provide certain other employment services to affiliates for the employment period as defined in paragraph 3(a), and Mr. Laster accepts such employment, on the terms and conditions set forth in this Agreement. During the employment period, Mr. Laster shall perform such managerial duties and responsibilities for AmVestors and affiliates as may be assigned to him in accordance with the bylaws, which duties and responsibilities shall be substantially the same character as or equivalent character to those required by his assigned offices and functions during 1996.
                                              (2) During the employment
          period, Mr. Laster shall devote his full time and efforts to the business of AmVestors and its affiliates and shall not engage in consulting work or any trade or business for his own account or for or on behalf of any other person, firm or corporation which competes, conflicts or interferes with the performance of his duties hereunder in any way. Mr. Laster shall be entitled to reasonable vacations and to such personal and sick leave as may be established by AmVestors' and affiliates corporate policies. Mr. Laster shall perform his
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                    duties while employed in good faith and shall observe faithfully the covenants and agreements made by him herein.

                                              b. COMPENSATION AND GENERAL
          BENEFITS.
                                              (1) During the employment
          period, AmVestors shall pay Mr. Laster a base salary to be established annually by the Boards of Directors, payable in twice monthly installments (or on such other basis as may be mutually agreed upon). The salary shall be reviewed annually by the respective Board of Directors and may be increased, but not diminished, during the employment period.
                                              (2) In addition to the salary
          provided by subparagraph (1) of this paragraph 1(b), AmVestors and affiliates shall provide benefits and other perquisites reasonably comparable to, and no less favorable than, those provided by AmVestors and its affiliates to Mr. Laster during 1996, including, but not limited to, an automobile suitable for the business and personal use of Mr. Laster.
                                              2. COMPETITION; CONFIDENTIAL
          INFORMATION.
                                              The parties recognize that, due
          to the nature of Mr. Laster's prior association with the Companies and of his engagement hereunder, and as a consequence of his relationship to Companies, both in the past and in the future , Mr. Laster has had access to and has acquired, and has assisted in and may assist in developing confidential and proprietary information relating to the business and operations of the Companies. Mr. Laster recognizes that such information has been and will continue to be of central importance to the business of the Companies and that
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                    disclosure of such information to others or its use by others could cause substantial irreparable loss to the Companies.
          Mr. Laster and Companies also recognize that an important part of Mr. Laster's duties will be to develop good will for the Companies t hrough his personal contact with others having business relationships with Companies and within the insurance industry, and that there is a danger that this good will, a proprietary asset of the Companies, may follow him if and when his relationship with the Companies is terminated. Mr. Laster accordingly agrees as follows:

                                              a. NON-COMPETITION DURING
          EMPLOYMENT PERIOD. During the employment period he will not directly or indirectly, either individually or as owner, partner, agent, employee, consultant or otherwise, except for the account of and on behalf of Companies, engage in any activity competitive with the business of Companies, nor will he be in competition with Companies, solicit or otherwise attempt to establish any business relationships with any person, firm or corporation which was, at any time during the employment period, a customer or supplier of Companies. However, nothing in this Section 2 shall be construed to prevent him from owning, as an investment, up to one percent (1%) of a class of equity securities issued by any competitor of Companies.

                                              b. NON-COMPETITION AFTER PERIOD
          OF EMPLOYMENT.
                                              Mr. Laster agrees that during
          the term of this
                                              Agreement, and as long as
          required payments are being
                                              made under the provisions of
          paragraphs 3(c) and
                                              (f) (36 months), he will not,
          without the
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                    Companies prior written permission, attempt to entice away from the Companies or affiliates or subsidiaries on behalf of any party whatsoever, or employee or otherwise engage, contract with or retain directly or indirectly, any employee then employed by the Companies, affiliates or subsidiaries or employed by them at any time during the previous two (2) years. Mr. Laster further agrees that during such period he will not do anything to impair the Companies or their affiliates or subsidiaries' prospects of sales or business retention, and shall not solicit for any reason any of the Companies or its employees, agency personnel, insureds or applicants, nor knowingly accept commissions directly or indirectly on any policy written in replacement of any policy produced or written by the Companies or any of their affiliates or subsidiaries nor shall Mr. Laster in any way derogate the Companies, its products or personnel.

                                              c. CONFIDENTIAL INFORMATION.
          Mr. Laster will not disclose any confidential information of Companies which is now known to him or which hereafter may become known to him as a result of his employment or association with Companies and shall not at any time directly or indirectly disclose any such information to any person, firm or corporation, or use the same in any way other than in connection with the business of Companies and at all times after the expiration of the employment period.

                                              d. COMPANIES' REMEDIES FOR
          BREACH. It is
                                              recognized that damages in the
          event of breach of
                                              this Section 2 by Mr. Laster
          would be difficult, if
                                              not impossible, to ascertain
          and it is, therefore,
                                              agreed that Companies, in
          addition to and
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                    without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and Mr. Laster hereby waives any and all defenses he may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right shall not preclude Companies from pursuing any other rights and remedies at law or in equity which Companies may have.

                              3. EMPLOYMENT PERIOD.
                           a. DURATION. The employment
          period shall commence on April 1, 1997 and shall be automatically renewed for successive three (3) year periods unless otherwise terminated as provided in this Agreement or unless notice of non-renewal is provided Mr. Laster sixty days (60) prior to the expiration of any contract period.

                                              b. PERFORMANCE AND TERMINATION.
          Subject to the performance of the covenants and agreements made by Companies herein, Mr. Laster shall perform his duties during the employment period in good faith and will observe faithfully the covenants and agreements made by him herein. Mr. Laster shall not be discharged during the employment period except for cause involving dishonesty, moral turpitude, or material breach of any express or implied condition under this Agreement. The discharge of Mr. Laster for reasons other than those specified in the preceding sentence shall be deemed to be a discharge without cause.

                                              c. MR. LASTER'S REMEDIES. If
          the Companies shall take any action with respect to Mr. Laster's employment as set
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                    forth in  paragraph  3(d) and (e) thereby  entitling  him to terminate his employment as provided in paragraphs 3(d) and (e), or discharges him without cause then Mr. Laster shall be entitled to be paid a sum equal to three (3) years salary based on the salary level in effect on the date of termination or discharge. Payments shall be made bimonthly in 72 equal installments and shall commence on the effective date of discharge or termination. The parties agree that, payments provided hereunder shall be deemed to constitute payment for the non-compete provisions contained in paragraph 2(b) and not a penalty for breach by Companies and Companies agree that Mr. Laster shall not be required to mitigate his damages. This paragraph shall constitute Mr. Laster's sole remedy for compensation upon the cessation of his employment and/or breach of this Agreement.
                                              In the event Mr. Laster
          materially violates the non-compete provisions of paragraph 2(b) after his employment has ceased then Companies shall have the right to cease all payments required under the provisions of paragraph 3(c) and (f).
                                              d. TERMINATION FOR GOOD REASON.
          Mr. Laster shall be entitled to terminate his employment for good reason. Any termination of employment under the following circumstances shall be for good reason and shall be deemed to be a breach of this Agreement by the Companies:

                                              (1) Without the express written
          consent of Mr.
                                              Laster, he is assigned any
          duties inconsistent with
                                              his positions, duties,
          responsibilities and status with
                                              the Companies since March 1997,
          or his
                                              reporting responsibilities,
          titles or offices as in
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                    effect during the period of this Agreement are changed or he is removed from or not reelected to any of such positions, except in connection with the termination of his employment for cause, or as a result of his substantial disability or death;
                                              (2) The annual base salary of
          Mr. Laster as in effect on the date of this Agreement, as the same hereafter may be increased from time to time, is reduced;
                                              (3) Companies' principal
          executive offices are moved to a location outside Topeka, Kansas or any of the Companies require Mr. Laster without his agreement to be based anywhere other than the principle executive offices except for required travel on Companies' business to an extent substantially consistent with his business travel obligations in effect immediately prior to the date of this Agreement.
                              e. CHANGE IN CONTROL.
          Notwithstanding Mr. Laster's right to terminate for good reason in paragraph 3(d), Mr. Laster shall also be entitled to terminate his employment within 13 months following any "change in control" (as hereafter defined below) of AmVestors for any reason by providing notice in writing to AmVestors of his intent to terminate his employment effective as of a date not earlier than thirty (30) days from the date of notice. In such event Mr. Laster shall be fully entitled to three years of salary payments set forth in paragraph 3(c) as consideration for the non-compete provision contained in paragraph 2(b).

                                              The term "change in control" as
          used
                                              herein shall mean a change in
          control of a nature
                                              that would be required to be
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                    reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") as in effect on the date of this Agreement or, if
          Item 5(f) is no longer in effect, any regulations issued by the Securities and Exchange Commission pursuant to the Exchange Act which serve similar purposes; provided that, without limitation, such a "change in control" shall be deemed to have occurred if and when (A) any "person" (as such term is used in Sections 3(a)(9), 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of securities of AmVestors representing 25 percent (25%) or more of the combined voting power of the then outstanding securities of AmVestors or American, (B) a tender offer or exchange offer is made whereby the effect of such offer is to take over and control AmVestors or American and such offer is consummated for the ownership of securities of AmVestors or American representing 25 percent (25%) or more of the combined voting power of the then outstanding voting securities of AmVestors or American, (C) AmVestors or American is merged or consolidated with another corporation or as a result of such merger or consolidation less than 75 percent (75%) of the then outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of AmVestors or American, other than affiliates within the meaning of the Exchange Act or any party to such merger or consolidation, (D)
                    individuals who were members of the Board of Directors of AmVestors or American immediately prior to a meeting of the shareholders of AmVestors or American
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                    involving a contest for the election of directors shall not constitute a majority of such Board of Directors following such election, or (E) AmVestors transfers substantially all of its assets to another corporation which is not a wholly owned subsidiary of AmVestors or American.
                                              f. SALARY CONTINUATION IN THE
          EVENT OF NON-RENEWAL. In the event of non-renewal of this Employment Agreement by AmVestors and/or its affiliates and in consideration of Mr. Laster's service to Companies and in consideration of the non-compete provisions of this Agreement, Mr. Laster shall be entitled to be paid a sum equal to three (3) years of continuance salary based on the same salary level he was receiving on the date of notice of non-renewal. Payments shall be made bimonthly in 72 equal installments and shall commence thirty (30) days following the expiration of the employment period. Mr. Laster agrees that he will faithfully observe the continuing covenants of this Agreement for the period in which payments under this paragraph are being made and will comply with the provisions of paragraph 2(b).

                                              4. DEATH OR DISABILITY.
                                              a. In the event Mr. Laster
          shall become so disabled during the term of this Agreement that he is unable to reasonably perform his duties for a period of ninety (90) days, either Mr. Laster or AmVestors and its Affiliates shall have the right to terminate this Agreement upon written notice given at the end of such ninety (90) days period; provided that, at the time of delivery of such notice, such disability shall be continuing. In
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                    the event of a disagreement between Companies and/or Mr. Laster regarding the question of whether Mr. Laster is disabled as defined herein, the question shall be referred to the Companies physician whose decision will be conclusive and binding. In the even
t of termination for disability, Mr. Laster shall be entitled to receive as a settlement of this contract, an annual sum equal to the annual base salary as such may be increased from time to time which shall be payable semimonthly, for a period of three (3) years from the date of termination. If Mr. Laster dies during the term of this Agreement, and his employment has been terminated as a result of disability his estate or beneficiary shall receive the remaining payments under this paragraph payable semimonthly. There shall be no further obligations on the part of the Companies under this Agreement.
                                               5. GOVERNING LAW. This
          Agreement shall be governed by the laws of the State of Kansas.
                                               6. BINDING EFFECT. This
          Agreement shall be binding upon the parties hereto, their successors, assigns, heirs, legatees and personal representatives.
                                               7. ASSIGNABILITY. This
          Agreement shall not be assignable by the Companies, nor may his duties hereunder be delegated by Mr. Laster.
                                               8. NOTICES. Any notice
          required or desired to be given under this Agreement shall be sent by certified mail to Mr. Laster's residence in Topeka, Kansas and to AmVestors or its affiliates at their principal place of business in Topeka, Kansas.
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                                              9. ENTIRE AGREEMENT. This
          Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, proposals and other communications, oral or written, between the parties hereto relating to such subject matter.
                                              10. SEVERABILITY. If any term
          or provision of this Agreement or the application thereof to any circumstances shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term of provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining terms or provisions of this Agreement or the application of such term or provision to circumstances other than those as to which it is invalid or unenforceable. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law that renders any term or provision of this Agreement invalid or unenforceable in any respect.
                                              11. INTENT OF AGREEMENT. The
          Companies intend by this Agreement to provide for the employment of Mr. Laster. While this Agreement provides for Mr. Laster's employment, this Agreement shall in no manner ever be deemed or construed as limiting the power of stockholders to elect Mr. Laster as a director of Companies or limiting the power of the Companies to elect its Chairman or officer(s). In like manner, if stockholders or some future Board of Directors of the Companies shall not reelect Mr. Laster, such failure to so elect Mr. Laster shall not be deemed or considered as a condition precedent to the continued obligation of
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                    the Companies to pay Mr. Laster the compensation as provided for in this Agreement.
                                               12. RECOVERY OF LEGAL FEES,
          COSTS AND EXPENSES. In the event that Mr. Laster is terminated by the Companies and Mr. Laster retains legal counsel or commences legal action, the costs and expenses, including legal fees shall be paid by the Companies or their affiliates in the event Mr. Laster prevails in such action either by verdict or judgment. In the event Mr. Laster prevails as defined above, the Companies or their affiliate shall pay the reasonable attorney fees, costs and expenses within thirty (30) days after the conclusion of the litigation.
                                               IN WITNESS WHEREOF, the
          parties hereto have signed this Employment Agreement the day and year first above written.

          PARTY OF THE FIRST PART:

          AMVESTORS FINANCIAL CORPORATION
                                        By:  /s/ Mark V. Heitz
                          Mark V. Heitz, President and
                                        General Counsel
  ATTEST:
  /s/ Lynn F. Hammes
  CORPORATE SECRETARY


                                         AMERICAN INVESTORS LIFE INSURANCE
                                         COMPANY, INC.


                                        By: /s/ Mark V. Heitz
                           Mark V. Heitz, Chairman of
                          the Board and General Counsel
  ATTEST:
  /s/ Lynn F. Hammes
  CORPORATE SECRETARY
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                                         AMVESTORS INVESTMENT GROUP, INC.
                                         AMERICAN INVESTORS SALES GROUP INC.



                                     By: /s/ Mark V. Heitz
                         Mark V. Heitz, Chief Executive
                          Officer of American Investors
                         Sales Group, Inc. and Director
                         of AmVestors Investment Group,
                                      Inc.



                                     COMPENSATION COMMITTEE --
                       AMVESTORS FINANCIAL CORPORATION and
                        AMERICAN INVESTORS LIFE INSURANCE
                                  COMPANY, INC.
                                     By: /s/ R. Rex Lee
                                     R. Rex Lee, Chairman
                                    PARTY OF THE SECOND PART:
                                    /s/ Ralph W. Laster, Jr.
                                        RALPH W. LASTER JR.
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